UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2017

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sterling Real Estate Trust, d/b/a Sterling Multifamily Trust (“Trust”), which will be held on Tuesday, June 20, 2017, at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103.  A social reception will precede the shareholder meeting commencing at 5:00 p.m.

The enclosed Notice of Annual Meeting of Shareholders provides information regarding each business proposal to be voted on at the meeting.  These proposals and the vote the Board of Trustees recommends are:

Proposal	Recommended Vote
1. Election of nine (9) trustees to hold office until the 2018 annual meeting of shareholders and until their successors have been duly elected and qualified;	FOR
2. Ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017; and	FOR
3. To transact such other business as may properly come before the annual meeting or at any adjournment thereof.	FOR

Please see the Notice of Annual Meeting of Shareholders, the Proxy Statement and form of Proxy, which follow this letter, as well as the enclosed 2016 Annual Report.  The Proxy Statement contains a more extensive discussion of each proposal, and therefore you should read the Proxy Statement carefully.

The annual meeting will also feature a report on the operations of the Trust, followed by a question and answer period.  After the annual meeting, you will have the opportunity to speak informally with the trustees and officers of the Trust.

The Board encourages shareholders to attend the meeting in person.  Whether or not you plan to attend the meeting, your vote is important regardless of the number of shares you own.  We encourage you to vote by proxy so your shares will be represented and voted at the annual meeting even if you cannot attend.  If you attend the meeting, you may vote in person even if you have previously returned a proxy to us by mail.

Sincerely,

/s/ Bruce W. Furness
Bruce W. Furness
Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2017

To the Shareholders of Sterling Multifamily Trust:

The 2017 Annual Meeting of Shareholders of Sterling Real Estate Trust d/b/a Sterling Multifamily Trust (“Trust”) will be held on Tuesday, June 20, 2017, starting at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, for the following purposes:

1.	To elect nine (9) trustees to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified;
2.	To ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as the independent registered public accounting firm for the year ending December 31, 2017; and
3.	To transact such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, all in accordance with the accompanying Proxy Statement.

These items are described in the proxy statement, which is part of this notice.  We have not received notice of other matters that may properly be presented at the annual meeting.

Our Board of Trustees has chosen the close of business on April 17, 2017, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof, all in accordance with the accompanying proxy statement.

IF YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE NOTIFY US BY CALLING (877) 269‑1031 OR EMAILING BVANDERHAGEN@SRETRUST.COM, SO YOU MAY BE PRE‑REGISTERED.  OTHERWISE, MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE.  FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION.  FOR A BENEFICIAL‑BUT‑NOT‑RECORD OWNER, A COPY OF A BROKER’S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON APRIL 17, 2017, WILL BE ADEQUATE IDENTIFICATION.

By Order of the Board of Trustees,

/s/ Bruce W. Furness
Bruce W. Furness
Chairman

Fargo, North Dakota

May 1, 2017

i

STERLING REAL ESTATE TRUST

(d/b/a Sterling Multifamily Trust)

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2017

This proxy statement and related documents are furnished by our Board of Trustees for the solicitation of proxies from the holders of our common shares of beneficial interest in connection with the annual meeting of shareholders to be held at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, on Tuesday, June 20, 2017, at 6:00 p.m. Central Standard Time, subject to any adjournment or postponement thereof.  The Notice of Annual Meeting of Shareholders, this Proxy Statement, form of Proxy and the Annual Report will be mailed to shareholders starting on or about May 1, 2017.

VOTING AND REVOCABILITY OF PROXIES

Record Date and Share Ownership

Owners of record of common shares of beneficial interest at the close of business on April 17, 2017 will be entitled to vote at the annual meeting or adjournments or postponements thereof.  As of the close of business on April 17, 2017, there were outstanding 8,230,334 common shares, which is the only class of securities of the Trust entitled to vote at the annual meeting (all such common shares being referred to herein as the “shares” and all holders thereof being referred to as our “shareholders”).  Each share is entitled to one vote.  There is no cumulative voting for the election of trustees.

We will make available a list of holders of record of our shares as of the close of business on April 17, 2017 for inspection during normal business hours at our offices, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.  This list will also be available at the annual meeting.  For information regarding security ownership by the Board of Trustees, management and by the beneficial owners of more than 5% of our securities, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting Shares

When the proxy materials are delivered, shareholders will receive a proxy card and postage‑paid return envelope.  Shareholders can ensure their shares are voted at the annual meeting by signing, dating and returning the proxy in the return envelope.  All proxies are to be submitted either by mail or in person at the annual meeting.  If shares are held in street name, such shareholders will receive instructions from their broker, bank or other nominee, and such instructions must be followed to have their shares voted.

All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the annual meeting in accordance with the instructions of the shareholder.  Below is a list of the different votes shareholders may cast at the annual meeting pursuant to this solicitation.

In voting on the election of trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified, shareholders may vote in one of the following ways:

1.	in favor of a nominee, or
2.	withhold vote as to a nominee.

In voting on ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017, shareholders may vote in one of the following ways:

1.	in favor of the proposal,
2.	against the proposal, or

3.	abstain from voting on the proposal.

Shareholders should specify their choice for each matter on the proxy.  If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the trustees as set forth herein, and FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

In addition, if other matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy will vote in accordance with their best judgment with respect to such matters.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  We do not currently know of any other matters to be presented at the annual meeting.

Revocability

A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving Brittaney van der Hagen, Director of Investor Relations, a written notice bearing a later date than the proxy or by giving a later dated proxy.  Attendance at the annual meeting will not in itself constitute a revocation of a proxy.  Any written notice revoking a proxy should be sent to Brittaney van der Hagen, Director of Investor Relations, at Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.

Quorum

A quorum of shareholders is required to hold an annual meeting.  According to our bylaws, the holders of a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum.  If a shareholder has returned valid proxy instructions or attends the annual meeting in person, that shareholder’s shares will be counted for the purpose of determining whether there is a quorum, even if the shareholder wishes to abstain from voting on some or all matters introduced at the annual meeting.  Abstentions and “broker non‑votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.  If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is present.

Required Vote

A plurality of the votes cast is required for the election of the trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified.  This means the trustee nominee with the most votes for a particular slot is elected for that slot.  Only votes “FOR” or “WITHHELD” affect the outcome.  If you withhold your authority to vote for a particular nominee on your proxy card, your vote will have no effect on the outcome because only a plurality of votes actually cast is required to elect a trustee.  A broker non‑vote will also have no effect on the outcome for the same reason.

With respect to all other matters you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” each matter.  Shares represented by proxies that are marked “ABSTAIN” are considered shares entitled to vote on the particular matter and will have the same effect as a vote against the matter.  A broker non‑vote will not have the effect of a vote against the matter, because broker non‑votes are considered shares that are not entitled to vote on the particular matter.

Attending the Meeting

If you were a shareholder as of the close of business on April 17, 2017, you may attend the annual meeting in person.  If you want to vote your shares in person and your shares are held in street name, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Expenses of Solicitation

The expense of solicitation of proxies will be borne by us, which is estimated to be approximately $8,000.  We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the annual meeting.  Proxies may also be solicited by certain of our trustees, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means.  We are required to request brokers, banks and nominees who hold shares in their name to furnish our proxy material to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable out‑of‑pocket expenses in so doing.

OTHER MATTERS

The Board of Trustees is not aware of any business other than the aforementioned matters that will be presented for consideration at the annual meeting.  If other matters properly come before the annual meeting, it is the intention of the person(s) named in the proxy to vote thereon in accordance with his/their best judgment.

FINANCIAL STATEMENTS

Our consolidated financial statements for the year ended December 31, 2016 are included in our Form 10‑K filed with the Securities and Exchange Commission on March 15, 2017 and in our Annual Report that will be mailed to our shareholders either before or concurrent with this Proxy Statement.  In addition, our Form 10‑K will be sent to our shareholders upon request.  The Form 10‑K and the Annual Report do not form any part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 17, 2017, the beneficial ownership of common shares of the Trust and of limited partnership units of our operating partnership, which are exchangeable for common shares on a one‑for‑one basis or cash, at the option of the Trust, by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding common shares of the Trust, (2) each trustee and nominee for trustee of the Trust, (3) each executive officer of the Trust and (4) all of the trustees and executive officers of the Trust as a group.  The calculation of the percentage of outstanding shares is based on 8,230,334 common shares outstanding on April 17, 2017.  Except as otherwise indicated by footnote, each shareholder named has sole voting and investment power with respect to such common shares and limited partnership units.

				Limited Partnership		Percentage of
	Common Shares Beneficially Owned (2)			Units Beneficially		Common Shares
Name of Beneficial Owner (1)	Number (4)(5)		Percentage (5)	Owned (2)(3)(4)		and Units (6)
Clifford Fearing	40,455	(7)	*	0		*
Bruce W. Furness	51,871	(8)	*	99,966	(8)	1.82%
James R. Hansen	231,415	(9)	2.81%	316,877	(9)	6.41%
Timothy Haugen	60,890	(10)	*	7,112	(10)	*
Timothy Hunt	83,532	(11)	1.01%	49,441	(11)	1.61%
Michelle Korsmo	608	(12)	*	32,616	(12)	*
Kenneth P. Regan	145,000	(13)	1.76%	2,527,857	(13)	20.42%
Richard Savageau	205,753	(14)	2.50%	162,004	(14)	4.38%
Angie D. Stock	869	(15)	*	0		*
Joel S. Thomsen (19)	10,832	(16)	*	0		*
James W. Wieland	156,576	(17)	1.90%	2,008,331	(17)	18.75%
Lance R. Wolf	72,466	(18)	*	19,675	(18)	1.12%
All Trustees and Executive Officers as a group (12 individuals)	1,060,267		12.88%	5,223,879		42.89%

*Less than 1% of the outstanding common shares of beneficial interest.

(1)	Unless otherwise indicated, the address of each beneficial owner is 1711 Gold Drive South, Suite 100, Fargo, ND 58103.
(2)	The amounts of common shares and units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(3)

Upon the expiration of an initial mandatory holding period, a holder of limited partnership units may request the operating partnership to repurchase the units.  At such time, the Trust has the option to purchase such units in lieu of the operating partnership for common shares on a one‑for‑one basis (“Exchange Right”).  The number of limited partnership units does not take into account the ownership limitations contained in the Amended Declaration of Trust.

(4)	Share and unit amounts have been rounded to the nearest whole number.
(5)

Each figure showing the number and percentage of outstanding common shares owned beneficially does not include the number of common shares which may be issued to the indicated persons pursuant to the Exchange Right.

(6)

Each figure showing the percentage of common shares and units beneficially owned has been calculated by treating as outstanding and owned the common shares which may be acquired by the indicated person as of June 15, 2017 pursuant to the Exchange Rights, taking into account the mandatory holding period. The total number of exchangeable units at June 15, 2017 is 4,292,188.

(7)

Shares consist of 31,292 shares owned individually held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, 1,185 shares owned individually, 6,854 shares owned by his spouse, and 1,124 shares owned by his spouse held in an IRA account.

(8)

Shares consist of 50,205 shares owned by the Bruce W. Furness and Lorraine M. Furness Revocable Living Trust, and 1,666 shares owned individually. Units are owned by the Bruce W. Furness and Lorraine M. Furness Revocable Living Trust.

(9)

Shares consist of 22,837 shares owned jointly with his spouse, 34,999 shares owned jointly with his brother, 2,623 shares owned individually and 170,956 shares owned by the Hansen Chrysler Properties, LLP, over which Mr. Hansen has voting power.  Units are owned by Hansen Chrysler Properties, LLP.

(10)

Shares consist of 49,958 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, 3,559 shares owned individually and 7,373 shares held in an IRA account owned by his spouse where the custodian has the power to vote such shares pursuant to the custodian agreement. Units are owned individually.

(11)

Shares consist of 28,031 shares owned by the Timothy A. Hunt Revocable Living Trust, 1,424 shares owned individually, 2,556 shares are owned by the Pamela J. Hunt Revocable Living Trust, and 51,521 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement.  Units consist of 8,775 owned by his spouse and 40,666 units owned by Lois J. Gallagher Limited Partnership, over which Mr. Hunt has voting control.

(12)	Shares consist of 608 shares owned jointly with her spouse. Units consist of 32,616 units owned by her spouse.
(13)

Shares consist of 130,000 shares owned individually and 15,000 shares owned by his spouse. Units consist of 2,342,190 units owned individually, 150,259 units owned by his spouse, and 35,408 units owned by Mr. Regan through an ownership interest in JKD, Inc.

(14)

Shares consist of 104,599 shares owned individually, 79,768 shares held in an IRA where the custodian has the power to vote such shares pursuant to the custodian agreement, and 21,386 shares owned by his spouse. Units consist of 44,361 units owned individually and 117,643 units owned by the Savageau Irrevocable Trust, of which Mr. Savageau serves as the trustee.

(15)	Shares consist of 869 shares owned individually.
(16)	Shares consist of 6,326 shares owned individually, and 4,506 shares owned by his spouse.
(17)

Shares consist of 114,812 shares owned individually, and 41,764 shares owned by the Wieland Investments, LLLP, of which Mr. Wieland is the General Partner and has voting power over such shares.  Units consist of 1,383,664 units owned individually, 577,594 units owned by Wieland Investments, LLLP, 35,408 units owned by Mr. Wieland through an ownership interest in JKD, Inc., and 11,665 units owned by James S. Wieland LLC, over which Mr. Wieland has voting control. 462,000 units owned by Mr. Wieland are pledged to a bank as collateral.

(18)

Shares consist of 9,758 shares owned individually, 58,818 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, and 3,890 shares owned by his spouse. Units are owned individually.

(19)	Mr. Thomsen was appointed President and Chief Investment Officer on April 6, 2017.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our Board of Trustees has determined that seven (7) of our nine (9) current trustees—Messrs. Fearing, Furness, Hansen, Haugen, Hunt, Savageau and Wolf—are independent under the standards of the Nasdaq Stock Market, and that the members of our Audit Committee are independent pursuant to Rule 10A‑3 of the Securities and Exchange Act of 1934.

Leadership Structure

We operate under the direction of our Board of Trustees.  The Board is responsible for the overall management and control of our affairs.  Our Chairman of the Board, Bruce W. Furness, is an independent trustee under the independence standards described above.

The Board has retained Sterling Management, LLC as our Advisor to manage our day‑to‑day affairs and the acquisition and disposition of our investments, subject to the board’s supervision and approval.  Kenneth P. Regan, our Chief Executive Officer; Joel S. Thomsen, our President and Secretary; and Angie D. Stock, our Chief Accounting Officer and Treasurer are also officers, employees, owners or governors of our Advisor.  Among others, such executive officers oversee our Advisor’s day‑to‑day operations with respect to us.  However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement.  Generally, the only services performed by our executive officers in their capacity as executive officers are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

Under our board leadership structure, the roles of Chief Executive Officer and Chairman of the Board are separate.  The separation of officers allows the Chairman of the Board to focus on board management matters and to maintain the objectivity of the Board in its risk oversight role and management oversight role of the Advisor, specifically with respect to reviewing and assessing the Advisor’s performance.

Board Meetings

Our Board of Trustees held four regularly scheduled meetings and no special meeting during 2016.  In 2016, the Board of Trustees did not act by unanimous written consent in lieu of a meeting.  During 2016, all trustees attended 75% or more of the meetings of the Board of Trustees and committees to which they were assigned.

In order to control expenses, and in light of the fact a limited number of our shareholders attend our annual or special meetings of shareholders in person, we do not require trustees to attend shareholder meetings.  Our trustees are invited, and frequently one or more of our trustees is in attendance at such meetings.  At the 2016 annual meeting of shareholders, all of our trustees were present.

We have a standing Audit Committee, Nomination and Governance Committee, Disclosure Committee and Executive Committee, each of which is more fully described below.

Committees

Our entire Board of Trustees considers all major decisions concerning our business, including property acquisitions and dispositions.  However, we have established an Audit Committee, so audit functions can be addressed in more depth than may be possible at a full Board meeting, as well as a Nomination and Governance Committee, Disclosure Committee and Executive Committee.

Copies of each committee charter may be found on our website at www.sretrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Audit Committee

The Audit Committee’s primary functions are to oversee our accounting, financial reporting, disclosure processes and the audits of our financial statements.  The committee selects the Trust’s independent registered public accounting firm to audit our consolidated financial statements, monitors the effectiveness of the audit effort, and the effectiveness of the Trust’s internal and financial accounting organization, controls and financial reporting.  The committee also oversees and evaluates the independent registered public accounting firm, meets with the independent registered public accounting firm to review the scope and results of the audit, approves non‑audit services provided to us by our independent certified public accountants, and considers various accounting and auditing matters related to our system of internal controls, financial management practices and other matters.  The committee complies with the provisions of the Sarbanes‑Oxley Act of 2002.

The Audit Committee currently consists of Board members Clifford Fearing, Timothy Haugen, Timothy Hunt and Lance R. Wolf, and is chaired by Mr. Hunt. Mr. Hunt has served as Chair of this committee since June 2011.  The members of the Audit Committee are independent trustees, as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes‑Oxley Act of 2002.  Our Board of Trustees has determined we have at least two Audit Committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S‑K: Timothy Haugen and Timothy Hunt.

The Audit Committee meets at least quarterly to review and approve the financial reports, discuss accounting, reporting and internal control matters, and review other pertinent matters as they arise.  The Audit Committee also discusses auditing issues via telephone conference and during regularly scheduled Board meetings, as appropriate, after which time the conversations are incorporated into Board’s minutes.  The committee held four meetings during 2016.

Nomination and Governance Committee

The Nomination and Governance Committee’s primary functions are to assist the Board in overseeing company governance matters, including the development of company governance guidelines; periodic evaluation of the Board, its committees and individual trustees; identification and selection of trustee nominees; and oversight of our policies and practices relating to ethical and compliance issues.

The committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and recommends for approval by the Board any updates to the criteria as deemed necessary.  Such criteria may include integrity, independence, diversity and extent of experience, length of service, number of other Board and committee memberships, leadership qualities and ability to exercise sound judgment.  The committee evaluates the qualifications of each trustee candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a trustee.

The Nomination and Governance Committee currently consists of Board members Bruce Furness, James Hansen, Richard Savageau and James Wieland, and is chaired by Mr. Savageau.  The current slate of trustee nominees was recommended to the Board of Directors by the Nomination and Governance Committee.

The Nomination and Governance Committee meets at least twice a year, and holds additional meetings when pertinent matters arise.  This committee also discusses governance issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes.  The committee held two meetings during 2016.

Disclosure Committee

The Disclosure Committee’s primary functions are to assist the Board in overseeing the integrity of our public filings and compliance with our public disclosure and reporting requirements.

The Disclosure Committee currently consists of Board members Clifford Fearing, Timothy Haugen and Lance R. Wolf, and is chaired by Mr. Wolf.

The Disclosure Committee meets at least four times a year, in conjunction with audit committee meetings.  This committee also discusses disclosure issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes.  The committee held four meetings during 2016.

Executive Committee

The Executive Committee’s primary functions are to assist the Board in handling matters which should not be postponed until the following scheduled meeting of the Board of Trustees, including investments, acquisitions, dispositions and financing activities.

The Executive Committee currently consists of Board members Bruce W. Furness, James Hansen, Timothy Hunt, Richard Savageau and James S. Wieland, and is chaired by Mr. Furness.

The Executive Committee meets periodically when necessary or deemed desirable by the committee or the Chair of the Committee.  The committee held two meetings during 2016.

Other Committees

The Board of Trustees may determine to establish additional committees of the Board in the future.

Compensation Committee Interlocks and Insider Participation

We do not have a separate compensation committee, or other Board committee performing equivalent functions, as we have no employees and do not compensate our executive officers.  Therefore, there is no current or prior relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

Qualifications of Candidates for Election to the Board

When candidates for our Board of Trustees are considered, the Nomination and Governance Committee will consider all relevant experience and qualifications of the nominees, and each candidate is evaluated based upon various criteria including integrity, independence, diversity and extent of experience, length of service, number of other board or committee memberships, leadership qualities and the ability to exercise sound judgment.  Additional considerations include:

•

Representation of Shareholders.  The candidate clearly recognizes the role of trustees to represent the interests of our shareholders and other stakeholders.  The candidate understands the difference between function of the Board and management.

•

Judgment and Knowledge.  The candidate demonstrates judgment and knowledge in the ability to assess our strategy, business plans, management evaluation and other key issues.  The candidate is sufficiently informed and knowledgeable to contribute effectively to the Board’s monitoring responsibilities.

•

Meaningful Participation.  The candidate is comfortable being an active, inquiring participant.  The candidate participates in the Board process in a meaningful way.  The candidate has confidence and willingness to express ideas and engage in constructive discussion.  The candidate actively participates in decision‑making and is willing to make tough decisions.  The candidate is diligent and faithful in attending Board and committee meetings.

•

Communications.  The candidate communicates freely with other Board members.  The candidate is a good sounding board for other trustees and the Chief Executive Officer.  The candidate is willing to challenge fellow trustees and the Chief Executive Officer.  The candidate asks insightful questions and raises thought‑provoking perspectives.  The candidate is willing to hold management accountable for performance and results.  The candidate is mindful not to get overly involved in operational details and the management process.  The candidate finds the proper balance between dominating the deliberations and making no contribution at all.  The candidate is a team player and works well with other trustees.  The candidate listens with an open mind.

•

Expertise.  The candidate fulfills specific Board needs.  The candidate makes his/her own individual expertise available to the Board.  The candidate draws on relevant experience in addressing issues facing us.  The candidate is willing to respond to appropriate requests of the Chief Executive Officer outside of Board meetings for advice and support.

•

Vision and Leadership.  The candidate understands our philosophy and strategy.  The candidate is oriented toward the future, and sensitive to future direction of the real estate investment trust (REIT) industry.  The candidate fulfills his/her legal and fiduciary responsibilities.  The candidate supports our mission and values, and is open, honest and direct.  The candidate makes appropriate time commitment for Board service and has no conflict of interest in serving on the Board.

•

Professional Status.  The candidate has standing and reputation in the business, professional and social communities in which we operate.  The candidate appropriately represents us in all such communities.

Process for Identifying and Evaluating Candidates for Election to the Board

A role of the Nomination and Governance Committee is to review the qualifications and backgrounds of any candidates for our Board of Trustees, its current members, as well as the overall composition of the Board.  Only members of the Nomination and Governance Committee who are deemed independent trustees may perform the nomination responsibilities of the committee.

In the case of any trustee candidate, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nomination and Governance Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise.  Any new candidates will be interviewed, and the Nomination and Governance Committee will approve the final nominations.  Our Chairman of the Board, acting on behalf of the Nomination and Governance Committee, will extend the formal invitation to the selected candidates.

Shareholder Nominations

The Nomination and Governance Committee will consider candidates proposed by our shareholders.  Shareholders may nominate trustee candidates for consideration by the Nomination and Governance Committee by writing to our Secretary, who will forward the nomination to the Chairman of the Nomination and Governance Committee.  The shareholder will be required to comply with the requirements of our Amended and Restated Bylaws regarding time frames during which to submit trustee candidates and the submission process.  The submission must provide, among other things, the candidate’s name, biographical data and qualifications, including five‑year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); ownership of our shares or limited partnership units in our operating partnership; and such other information as is reasonably available and sufficient to enable the Nomination and Governance Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nomination and Governance Committee and to serve if elected by the shareholders.  If a shareholder nominee is eligible, and if the nomination is proper, the Nomination and Governance Committee then will deliberate and make a decision as to whether the nominee will be approved and subsequently submitted to our shareholders for a vote.  The Nomination and Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a shareholder.

Executive Sessions of the Board

Our Board of Trustees has adopted a policy of meeting in executive session, with only independent trustees being present, on a regular basis and at least two times each year. The Board of Trustees met in executive session four times during 2016.

Shareholder Communications

Our Board of Trustees believes it is important for us to have a process whereby our shareholders may send communications to our Board.  Accordingly, shareholders who wish to communicate with our Board of Trustees or a particular trustee may do so by sending a letter to Brittaney van der Hagen, Director of Investor Relations, at Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.  The mailing envelope must contain a clear notation indicating the enclosed letter is a “Shareholder‑Board Communication” or “Shareholder‑Trustee Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of our Board of Trustees or only certain specified individual trustees. Ms. van der Hagen copies all such letters and circulates them to the appropriate trustee or trustees.

Board Role in Risk Oversight

Our Advisor is responsible for managing the day‑to‑day risks we face, but the Board is actively involved in overseeing our risk management.  The Board’s role in our risk oversight process includes receiving regular reports from management and the Advisor, which include consideration of operational, financial, legal, regulatory and strategic risks we face.  The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of our business strategy.  Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as the adoption of basic policies such as the Code of Ethics and Insider Trading Policy; and through its oversight of the Advisor’s implementation of its duties.  In addition, each of the Trust’s Board committees considers risk within its area of responsibility, as follows:

•

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls and compliance with legal and regulatory requirements.

•

The Nomination and Governance Committee assists the Board by overseeing the process of nominating trustee candidates; developing, reviewing and recommending to the Board corporate governance policies and a performance appraisal system to review performance of the Board and its committees; and review and recommend to the Board conflicts of interest matters.

•	The Disclosure Committee assists the Board with respect to risk management in the areas of public disclosure, disclosure controls and compliance with legal and regulatory requirements.

As a critical part of its risk management oversight role, the Board encourages full and open communication between the Advisor and the Board of Trustees.  Trustees are free to communicate directly with the Advisor, and Advisor management attends the Board’s regular meetings and is available to address any questions or concerns raised by the Board on risk management‑related and other matters.

TRUSTEE COMPENSATION

The following schedule applies to independent trustee compensation, calculated annually, and payable in shares of our common stock on or about July 15 each year for the Trustees’ prior year of service:

Board Chairman - Board Meeting	105 Shares/Meeting
Trustee - Board Meeting	75 Shares/Meeting
Committee Chair - Committee Meeting	30 Shares/Meeting
Trustee - Committee Meeting	30 Shares/Meeting

Non-independent Trustees do not receive compensation for their service on the Board or Committees.  Our trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

The chart below shows the shares each trustee will receive for meeting attendance during the year ended December 31, 2016.

Trustee	Board of Trustees	Audit and Disclosure Committee	Governance and Nomination Committee	Executive Committee	Ad Hoc Committee	Total
Clifford Fearing	375	120				495
Bruce W. Furness	525		60	60		645
James R. Hansen	375		60	30		465
Timothy L. Haugen	375	120				495
Timothy A. Hunt	375	120		60		555
Kenneth P. Regan(1)(2)	0					0
Richard Savageau	375		60	60		495
James S. Wieland (2)	0					0
Lance R. Wolf	375	120				495
	2,775	480	180	210	0	3,645

(1)	An employee of the Advisor.
(2)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

On July 15, 2016 the Trust issued total shares of 3,765 for meetings attended from June 19, 2015 through June 23, 2016.  As of December 31, 2016, 1,650 shares had been earned for meetings attended from June 22, 2016 through December 31, 2016 and will be issued in July 2017.

The chart below shows the compensation paid to each trustee during the year-ended December 31, 2016.

Trustee	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Clifford Fearing (1)		7,920					7,920
Bruce W. Furness (2)		10,800					10,800
James R. Hansen (3)		7,920					7,920
Timothy L. Haugen (4)		7,920					7,920
Timothy A. Hunt (5)		9,360					9,360
Kenneth P. Regan (8)		0					0
Richard Savageau (6)		8,400					8,400
James S. Wieland (8)		0					0
Lance R. Wolf (7)		7,920					7,920
	0	60,240	0	0	0	0	60,240

(1)

495 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $7,920. 210 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $3,465.

(2)

675 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $10,800. 300 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $4,950.

(3)

495 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $7,920. 210 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $3,465.

(4)

495 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $7,920.  210 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $3,465.

(5)

585 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $9,360.  270 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $4,455.

(6)

525 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $8,400.  240 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $3,960.

(7)

495 shares received on July 15, 2016, and the grant date fair value for each share was $16.00, for an aggregate value of $7,920.  210 shares expected to be received in July 2017, and the grant date fair value for each share is $16.50, for an aggregate value of $3,465.

(8)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

EXECUTIVE OFFICERS

As an externally advised trust, our day‑to‑day operations are generally performed by our Advisor.  Our President, Chief Executive Officer, Chief Accounting Officer, Treasurer and Secretary are also officers, employees, owners or governors of our Advisor.  Among others, such executive officers oversee our Advisor’s day‑to‑day operations with respect to us.  However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement.  Generally, the only services performed by our executive officers in their capacity as executive officers are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

As of the date of this report, each of the persons below currently serves as one of our executive officers:

Name	Age*	Positions	Officer Since
Kenneth P. Regan	60	Chief Executive Officer and Trustee	Trustee since January 2007 Appointed CEO May 2007
Angie D. Stock	38	Chief Accounting Officer and Treasurer	September 2013
Joel S. Thomsen	49	President and Secretary	April 2017

*As of April 17, 2017

The following is a summary of the background and business experience of our executive officers other than Mr. Regan (whose background and business experiences are described in connection with his status as a trustee):

Joel S. Thomsen joined as a governor of Sterling Management, LLC in May 2015.  Prior to joining Sterling, he was the founder and CEO of the Black Arbor Group, a real estate investment and advisory firm.  Prior, he was the Managing Director of Bell Wealth Management, a $5 billion investment firm as well as an equity partner for Eide Bailly LLP, Fargo where he was the lead partner of the national insurance practice and audit department head of the Fargo office.   He currently serves on the Bell Wealth Management Trust Committee as an independent trustee, as board member and audit committee chair of Discovery Benefits, and as board member for Homeward Animal Shelter. Mr. Thomsen received his Bachelors of Accountancy degree from the University of North Dakota.  He is a Certified Public Accountant (CPA) licensed in Minnesota and North Dakota.  He maintains a real estate license in North Dakota.  He also has series 7 and 66 securities licenses and is a registered representative of Gardner Financial Services, Inc. He holds the Certified Financial Examiner (CFE) which is inactive and an Accredited Reinsurance Administration (ARA), also inactive.

Angie D. Stock has served as our Chief Accounting Officer since September 2013.  She has also served as the Chief Accounting Officer of Sterling Management, LLC, our Advisor, since September 2013. Mrs. Stock is a Certified Public Accountant (CPA). Mrs. Stock’s professional work experience includes 10 years in public accounting with a focus in financial auditing for public and private companies in a variety of industries. Mrs. Stock received a B.S. degree in Accounting from Minnesota State University Moorhead.

We have provided below certain information about the executive officers and Board of Governors of the Advisor.

Name	Age*	Position(s)
James D. Echtenkamp	61	Governor
Dale D. Lian	60	Governor
Kenneth P. Regan	60	Chairman, Chief Executive Officer and Governor
Angie D. Stock	38	Chief Accounting Officer
Bradley J. Swenson	51	Governor
Joel S. Thomsen	49	President and Governor
James S. Wieland	65	Governor

*As of April 17, 2017

The following is a summary of the background and business experience of the executive officers and governors of the Advisor other than Messrs. Thomsen, Regan, Wieland and Ms. Stock (whose background and business experiences are described in connection with their status as a trustee or executive officer).

James D. Echtenkamp has served as a governor of Sterling Management, LLC since 2007.  He is a partner and principal of GOLDMARK Property Management, Inc., one of our property managers.  Prior, he practiced law with Arthur, Chapman & McDonough from 1983 through 1989.  He also served as a tax consultant for Touche Ross & Co. from 1981 to 1983. Mr. Echtenkamp received a B.S.B.A degree in accounting from the University of North Dakota and a J.D. degree from Drake University, School of Law.  He also holds a real estate broker’s license in Minnesota and Nebraska, a series 62 and 63 securities license in Minnesota, and is licensed to practice law (inactive status) in Iowa and Minnesota.  As of April 17, 2017,  Mr. Echtenkamp owned 878 shares of the Trust, Mr. Echtenkamp’s spouse owned 63,623 shares of the

Trust,  and a trust owned 33,687 shares of the Trust.  In addition, as of such date, Mr. Echtenkamp owned 154,415 limited partnership units, his spouse owned 182,006 limited partnership units, James D. Echtenkamp LLC owned 4,074 limited partnership units,  and a trust owned 2,043 limited partnership units; 281,949 of these limited partnership units may be exchanged for common shares of the Trust pursuant to the Exchange Right. 16,550 units owned by Mr. Echtenkamp are pledged to a bank as collateral.

Dale D. Lian has served as a governor of Sterling Management, LLC since January 2007.  He is the President of GOLDMARK Development Corporation, which has provided development services to us from time to time.  In this position, he oversees new construction and development and manages its financing and banking relationships.  Prior, he was a certified public accountant with Charles Bailly and Co., Fargo, where he focused on tax and accounting for small businesses.  He also serves on the Board of Directors of GOLDMARK Property Management, Inc., GOLDMARK Commercial Real Estate, Inc., both affiliates of the Advisor. Mr. Lian received a B.S. degree in Accounting from the University of North Dakota.  He is a Certified Public Accountant (CPA) which license is currently inactive; and he maintains a real estate license in North Dakota.  He also has a series 62 securities license and is a registered representative of Gardner Financial Services Inc. As of April 17, 2017,  Mr. Lian owned 1,137 shares of the Trust. In addition, as of such date, Mr. Lian owned 249,459 limited partnership units and two trusts owned 10,378 limited partnership units.  204,228 of these limited partnership units may be exchanged for common shares of the Trust pursuant to the Exchange Right.  180,000 units owned by Mr. Lian are pledged to a bank as collateral.

Bradley J. Swenson has served as our President from December 2011 until his resignation in April 2017.  He has also served as the President of Sterling Management, LLC from August 2010 until his resignation in April 2017. Mr. Swenson currently serves as a governor of Sterling Management, LLC. Mr. Swenson has more than 23 years of leadership and management experience in corporate governance, operational strategy, ethics and compliance, real estate and the law.  Prior to joining the Advisor, Mr. Swenson practiced law in both the public and private sectors.  In 1999, he was appointed Assistant Special Counsel to investigate the FBI stand‑off and fire at the Branch Davidian compound in Waco, Texas.  Upon completion of the investigation in 2001, Swenson joined the law firm of Dorsey and Whitney where he served Of Counsel until joining Ulteig as General Counsel and Corporate Secretary in 2004. Mr. Swenson was later named Ulteig’s Chief Operating Officer serving in that role until 2010. Mr. Swenson received a B.A. degree in English from the North Dakota State University and a J.D. degree from the University of Denver, College of Law. Mr. Swenson currently serves or has held leadership positions on numerous boards including the Board of Directors for the NDSU Research and Technology Park, the Board of Directors for the National Center for Employee Ownership, the Board of Trustees for the F‑M Symphony, the Board of Directors for F‑M Chamber of Commerce, the Board of Directors of the Downtown Community Partnership, the Executive Board for the Northern Lights Council, the Advisory Board for the Center for Ethical Leadership at Concordia College, the Executive Committee of the NDSU Alumni Association, and the Editorial Boards for the North Dakota and Missouri Bars. As of April 17, 2017, Mr. Swenson owned 15,512 shares of the Trust and 15,372 limited partnership units.

EXECUTIVE COMPENSATION

We are an externally advised trust and as such, although we have a Board of Trustees and executive officers responsible for our management, we have no paid employees.  Our President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary are all employees of our Advisor, and receive compensation directly from the Advisor.  Our Chairman of the Board is not an employee of our Advisor and receives compensation only for serving as a trustee.

The following is a brief description of the fees and compensation that may be received by the Advisor.  The compensation payable to the Advisor is subject to the terms and conditions of the Advisory Agreement, which must be renewed on an annual basis and approved by a majority of the independent trustees.  As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement.  The Advisory Agreement was last approved by the Board and a majority of the independent trustees on April 6, 2017.  The fees listed below reflect the fees payable to the Advisor under the Advisory Agreement as amended and restated.

•

Management Fee: 0.35% of our total assets (before depreciation and amortization), annually.  Total assets are our gross assets (before depreciation and amortization) as reflected on our consolidated financial statements, taken as of the end of the fiscal quarter last preceding the date of computation.  The management fee will be paid monthly in cash or our common shares, at the option of the Advisor, not to exceed one‑twelfth of 0.35% of the total assets as of the last day of the immediately preceding month. The management fee calculation is subject to quarterly and annual reconciliations.  The management fee may be deferred at the option of the Advisor, without interest.

•

Acquisition Fee: For its services in investigating and negotiating acquisitions of investments for the Trust, the Advisor receives an acquisition fee of 2.5% of the purchase price of each property acquired, capped at $375,000 per acquisition.  The total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the investment, unless approved by the majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

•

Disposition Fee: For its services in the effort to sell any investment for us, the Advisor receives a disposition fee of 2.5% of the sales price of each property disposition, capped at $375,000 per disposition.

•

Finance Fee: 0.25% of all amounts made available to the Trust and the operating partnership pursuant to any loan, refinance (excluding rate and/or term modifications of an existing loan with the same lender), line of credit or other credit facility.

•	Development Fee: Based on a regressive sliding scale (starting at 5% and declining to 3%) of total project costs, excluding cost of land, for development services requested.

Total Cost	Fee	Range of Fee	Formula
0 – 10M	5.0%	0 - .5M	0M + 5.0% x (TC – 0M)
10M – 20M	4.5%	.5M - .95M	.50M + 4.5% x (TC – 10M)
20M – 30M	4.0%	.95M -1.35M	.95M + 4.0% x (TC – 20M)
30M – 40M	3.5%	1.35M – 1.70M	1.35M + 3.5% x (TC – 30M)
40M – 50M	3.0%	1.70M – 2.00M	1.70M + 3.0% x (TC – 40M)

TC = Total Project Cost

The expenses listed below reflect the expenses incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership payable to the Advisor under the Advisory Agreement as amended and restated.

•

Reimbursement of Operating Expenses: Reimbursement by the Trust or the operating partnership for actual expenses incurred in connection with the operation of the Trust or the operating partnership.  Reimbursement will be made each month, and within 45 days after receipt of a reimbursement request.  Reimbursement will not be made to the extent it would exceed the greater of 2% of the average invested assets or 25% of net income per year, unless the Board of Trustees determines such excess was justified.

•

Reimbursement of Acquisition Expenses: Reimbursement for actual expenses incurred in connection with the selection, evaluation, structure and purchase of an investment, whether or not acquired.  Acquisition expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.  However, the total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the property, unless approved by the majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

Summary Compensation Table

The table below sets forth information regarding compensation earned in or with respect to our fiscal years 2015 and 2015 by the Advisor.

Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
2016	$3,885,000	(1)	—	—	—	—	—	$3,885,000
2015	$4,171,000	(2)	—	—	—	—	—	$4,171,000

(1)	Consists of management fees of $2,644,000, acquisition fees of $903,000, development fees of $170,000, disposition fees of $100,000 and finance fees of $68,000.
(2)	Consists of management fees of $2,401,000, acquisition fees of $1,128,000, development fees of $336,000, disposition fees of $36,000 and finance fees of $270,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and trustees.  These conflicts include the compensation arrangements between us and the Advisor under the Advisory Agreement, whereby the Advisor receives a management fee, acquisition fees, disposition fees, financing fees and development fees when engaged as a property manager for our properties.

Under our Amended and Restated Declaration of Trust, we may not enter into any contract or transaction, including the purchase or sale of property to, the Advisor, trustees or their affiliates unless a majority of our trustees as well as a majority of our independent trustees approve the transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.  Our Amended and Restated Bylaws also provide our trustees, officers, employees and agents, in a personal capacity or in a capacity as an affiliate, employee or agent of any other person, may have business interests and engage in business activities similar and even competitive to or in addition to those relating to our business.

In addition to the foregoing provisions of our Amended and Restated Declaration of Trust and our Amended and Restated Bylaws, our Board of Trustees has adopted a written Related Person Transaction Policy which governs the review and approval of any “Related Party Transaction,” meaning any transaction with a “Related Person” in which the Trust is a participant and where the amount involved exceeds $120,000.  For purposes of the Related Person Transaction Policy, a “Related Person” is any trustee or executive officer of the Trust (including any person who was a trustee or officer of the Trust during the last fiscal year), any person who beneficially owns 5% or more of the outstanding capital stock of the Trust, and any immediate family member of any such person.

Pursuant to the Related Person Transaction Policy, when any potential Related Person Transaction is identified, before it is entered into, the Related Person involved must submit to legal counsel for the Trust information regarding all relevant facts and circumstances regarding the proposed Related Person Transaction.  Following deliver of such information, our Chief Executive Officer and/or our legal counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of the Related Person Transaction Policy.  If it is determined that such transaction is a Related Person Transaction, such transaction is submitted to the Audit Committee for consideration at the next Audit Committee meeting, or, if waiting until the next Audit Committee meeting is determined not to be practicable, to the Audit Committee Chair. The Audit Committee or Audit Committee Chair, as applicable, considers all relevant facts and circumstances concerning the proposed Related Person Transaction and, following such consideration, determines whether to approve or disapprove the proposed Related Party Transaction.

For more information on related party transactions described below and amounts paid, see the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016 filed with the SEC.

Advisor

The Advisor is owned in part (33.58%) by Kenneth Regan, our Chief Executive Officer and one of our trustees; (7.50%) by Bradley J. Swenson, who served as our President during the year ended December 31, 2016; (7.50%) by Joel S. Thomsen, our President; and (33.58%) by James Wieland, one of our trustees, and indirectly through Wieland Investments, LLLP, to which Mr. Wieland serves as the general partner.  In addition, Messrs. Regan, Swenson and Wieland serve on the Board of Governors of the Advisor and Messrs. Regan and Wieland are substantial owners of limited partnership units in the operating partnership.

During 2016, the Advisor earned $2,644,000 in advisory management fees, $903,000 in acquisition fees, $170,000 in development fees, $100,000 in disposition fees and $68,000 in financing fees. In addition, during 2016, the Advisor was reimbursed for operating costs such as travel, legal and office supplies totaling $37.

Property Management Fees

Kenneth Regan, our Chief Executive Officer and one of our trustees, is an executive officer, chairman and co‑owner of GOLDMARK Property Management.  In addition, James Wieland, our trustee, and Dale Lian and James D. Echtenkamp, governors of our Advisor, serve on the Board and are co‑owners or principals of GOLDMARK Property Management.  We have engaged GOLDMARK Property Management, Inc. to serve as our primary property manager.  Under this agreement, we have agreed to pay GOLDMARK Property Management a property management fee of 5% of the monthly gross income from such properties managed.  During 2016, we paid GOLDMARK Property Management, Inc. $9,929,000 in property management fees.  In addition, we paid repair and maintenance related payroll and payroll related expenses to GOLDMARK Property Management totaling $4,556,000.

Brokerage Fees

GOLDMARK SCHLOSSMAN Commercial Real Estate Services, Inc. is affiliated with GOLDMARK Property Management, one of our property managers, which is owned by Kenneth Regan, our Chief Executive Officer and one of our trustees, James Wieland, our trustee, and Dale Lian, a governor of our Advisor, all of whom serve on the board and are co‑owners of GOLDMARK SCHLOSSMAN.  GOLDMARK SCHLOSSMAN Commercial Real Estate Services, Inc. assisted in identifying prospective acquisitions for us, and received real estate brokerage commissions.  During 2016, we paid GOLDMARK SCHLOSSMAN $953,000 in real estate brokerage commissions.

Trustee Fees

During 2016, we paid trustee fees in shares of our common stock.  There is no cash retainer paid to trustees.  Instead, we pay trustees specific amounts of common shares for meetings attended.  Our Trustee Compensation Plan provides that we pay our trustees for meeting attendance as follows:

Board Chairman – Board Meeting	105 shares/meeting
Trustee – Board Meeting	75 shares/meeting
Committee Chair – Committee Meeting	30 shares/meeting
Trustee – Committee Meeting	30 shares/meeting

Common shares earned in accordance with the plan are calculated on an annual basis.  Shares earned pursuant to the Trustee Compensation Plan are issued on or about July 15 for Trustees’ prior year of service.  Non-independent Trustees are not compensated for their service on the Board or Committees.  See the Trustee compensation table on page 10 for additional details.

Rental Agreements

Under an operating lease agreement, we lease space to our Advisor, Sterling Management, LLC. During 2016, we received rental income of $45,000.

Under an operating lease agreement, we lease space to GOLDMARK Property Management, Inc. During 2016, we received rental income of $215,000.

Under an operating lease agreement, we lease space to GOLDMARK Commercial Real Estate Services, Inc. During 2016, we received rental income of $53,000.

Operating Partnership Units Issued in Connection with Acquisitions

During the year ended December 31, 2016, we issued directly or indirectly, 551,000 operating partnership (OP) units to entities affiliated with Messrs. Regan, Wieland, two of our trustees, and Messr. Swenson, who served as one of our officers during the year ended December 31, 2016, in connection with the acquisition of various properties. The aggregate value of these units was $8,650.

Purchase of Properties

The Company closed on the following acquisitions during the year ended December 31, 2016 acquisition price and pro rata acquisition price (chart in thousands):

Date	Property Name	Location	Property Type	Units/ Square Footage/ Acres	Acquisition Price	Prorata Acquisition Price

1/29/16	Titan Machinery	North Platte, NE	Implement dealership	16,480 sq. ft.	$1,769,000	$1,769,000
2/1/16	Bristol Park Apartments	Grand Forks, ND	Apartment complex	80 units	5,050,000	5,050,000
2/1/16	Redpath	White Bear Lake, MN	Office building	25,817 sq. ft.	4,000,000	4,000,000
3/1/16	Eagle Sky I Apartments	Bismarck, ND	Apartment complex	20 units	1,525,000	1,525,000
3/1/16	Eagle Sky II Apartments	Bismarck, ND	Apartment complex	20 units	1,525,000	1,525,000
5/4/16	Garden Grove Apartments	Bismarck, ND	Apartment complex	95 units	7,072,000	7,072,000
5/4/16	Washington Apartments	Grand Forks, ND	Apartment complex	17 units	667,000	667,000
8/1/16	Roughrider	Grand Forks, ND	Apartment complex	12 units	582,000	582,000
8/29/16	West 80 Development Land	Rochester, MN	Land	18.8 acres	900,000	900,000
9/13/16	Amberwood Apartments	Grand Forks, ND	Apartment complex	95 units	3,942,000	3,942,000
12/19/16	Bridgeport Apartments	Fargo, ND	Apartment complex	120 units	8,280,000	8,280,000
					$35,312,000	$35,312,000

Total consideration for acquisitions through December 31, 2016 was paid through (i) issuance of approximately 1,466,000 limited partnership units of the operating partnership valued at $15.50 and $16.00 per unit for an aggregate consideration of approximately $23,020,000, (ii) new loans of $2,662,000, (iii) assumed liabilities of $78,000, and (iv) cash of $9,552,000. The value of units issued in exchange for property is determined through a value established annually by our Board of Trustees, and reflects the fair value at the time of issuance.

In addition, as of December 1, 2016, the operating partnership acquired the remaining 17.5% ownership interest in a 61 unit property which was previously held as tenant in common.  We estimated the property’s fair value of approximately $4,087,000.  The Trust paid total cash consideration of approximately $193,000 before transaction costs and financed with the issuance of $448,000 of limited partnership units for a total purchase price of approximately $641,000.

Code of Ethics

Our Board of Trustees has approved, and we have adopted, a Code of Ethics and Business Conduct, which is comprised of the following:

•	Code of Ethics For Senior Financial Officers, which applies to our Chief Executive Officer, Chief Accounting Officer and all of our finance employees, including those employed by the Advisor;
•	Code of Ethics and Business Conduct, which establishes guiding standards for conducting business and applies to all our trustees, employees and agents, including the Advisor; and
•	Policies and Procedures, which apply to all of our trustees, employees and agents, including the Advisor.

While each component has a specific purpose, together they provide an integrated approach to the way we conduct our business.  We recognize adherence to the principles in the Code of Ethics is essential to our efforts to gain and keep the confidence and support of all of our shareholders, and to do what is legal and what is ethical.  It is also necessary both to manage our business effectively and to meet the constantly changing needs of the marketplace.  We believe it is a critical part of the way we do business.

Our Code of Ethics was filed with the SEC and is available on our website at www.sretrust.com.  You may request a copy of our Code of Ethics, without charge, by contacting Brittaney van der Hagen, Director of Investor Relations, in one of the following manners: (1) by writing: Attention: Brittaney van der Hagen, Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103, (2) by calling (701) 353‑2729 or (3) by emailing a request to

bvanderhagen@sretrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and trustees and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission.  As a matter of practice, our Advisor assists our trustees and executive officers with these reporting requirements, and typically files these reports on their behalf.  We are required to disclose whether we have knowledge any person required to file such reports may have failed to do so in a timely manner.

Based solely on review of the copies of such forms furnished to us, other than one (1) Form 4 which will be filed late due to inadvertence and oversight, we believe all of the trustees and executive officers of the Trust have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended December 31, 2016.

PROPOSAL 1 –

ELECTION OF TRUSTEES

Our shareholders are asked to act upon a proposal to elect the trustee nominees.  Our Board of Trustees is presently composed of nine (9) trustees.  The term of the current trustees will expire at the annual meeting. Mr. Fearing has notified the Nomination and Governance Committee he will not stand for re-election and his service as a trustee will expire at the end of this annual meeting.

The Board of Trustees has nominated nine (9) nominees for election to the Board of Trustees: Bruce W. Furness, James R. Hansen, Timothy Haugen, Timothy Hunt, Michelle Korsmo, Kenneth P. Regan, Richard Savageau, James S. Wieland and Lance R. Wolf.  All nominees, with the exception of Michelle Korsmo, currently serve as members of our Board of Trustees.  Each trustee is to serve until the next annual meeting of our shareholders and until his successor has been duly elected and qualified, or until the trustee’s earlier death, resignation or termination.  All the nominees have indicated a willingness to serve if elected.

Vote Required

A plurality of the votes cast is required for the election of the trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified.  This means the trustee nominee with the most votes for a particular slot is elected for that slot.  Only votes “for” or “withheld” affect the outcome.  Abstentions are not counted for purposes of the election of trustees.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR approval of the election of each of the trustee nominees.

A shareholder has one vote per share for each trustee nominee.  Cumulative voting does not apply in the election of trustees.  Proxies may not be voted for a greater number of persons than the trustee nominees.

Recommendation of our Board of Trustees

Our Board of Trustees recommends a vote FOR each of the trustee nominees to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

Nominees for Trustee

Biographical and other information concerning our current trustees and the trustee nominees for election at the annual meeting is set forth below.

Name	Age*	Current Positions	Member Since
Kenneth P. Regan	60	Chief Executive Officer and Trustee	July 2007
Bruce W. Furness	77	Chairman of the Board, Nomination and Governance Committee Member, Chair of Executive Committee	May 2008
James R. Hansen	71	Trustee, Executive Committee Member, Nomination and Governance Committee Member	May 2010
Timothy Haugen	61	Trustee, Audit Committee Member, Disclosure Committee Member	June 2013
Timothy Hunt	66	Trustee, Executive Committee Member, Chair of Audit Committee	October 2003
Michelle Korsmo	45	Trustee	June 2017
Richard Savageau	82	Trustee, Executive Committee Member, Chair of Nomination and Governance Committee	May 2009
James S. Wieland	65	Trustee, Nomination and Governance Committee Member, Executive Committee Member	June 2007
Lance R. Wolf	69	Trustee, Audit Committee Member, Chair of Disclosure Committee	May 2010

*As of April 17, 2017

Kenneth P. Regan has served as a trustee since July 2007 and as our Chief Executive Officer since May 2007.  He has also served as the Chief Executive Officer and Chairman of the Board of Sterling Management, LLC, our Advisor, since May 2007. Mr. Regan has over 37 years of experience in the real estate industry.  In March 1981, he co-founded the GOLDMARK companies with James Wieland. Mr. Regan is the Chief Executive Officer, Chairman and co-owner of GOLDMARK Property Management, Inc., one of our property management firms.  He is also an owner of GOLDMARK Commercial Real Estate, Inc. and GOLDMARK Development Corporation.  During his service to the GOLDMARK companies, Mr. Regan has been active in the acquisition, development, operation and management of multifamily and commercial real estate. Prior to co-founding the GOLDMARK companies, he began his real estate career in 1979 with Warner and Company, Fargo, ND. Prior to that, Mr. Regan worked as an Assistant National Bank Examiner for the OCC Division of the U.S. Treasury. He received a B.S.B.A. degree in Business Management from the University of North Dakota, and holds designations as a Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and Graduate, Realtor Institute (GRI). Mr. Regan is also a member of the FM Apartment Association, FM Area Association of Realtors and the National Association of Realtors.

Mr. Regan was nominated for election to the Board of Trustees based on his specific experience and expertise with multifamily properties, business and property management and the investment real estate industry; past and continuing contributions to us as Trustee, Chief Executive Officer and an investor; and his general expertise on business and real estate that benefit us.

Bruce W. Furness has served as our Chairman of the Board since June 2011 and served as Vice Chairman of the Board from May 2008 to June 2011. Mr. Furness currently serves as the Chair of our Executive Committee and as a member of our Nomination and Governance Committee. Previously, Mr. Furness served as the Vice President for business relations and development of the State Bank & Trust of Fargo from June 2006 through March 2008, when he was appointed interim Chief Executive Officer of the North Dakota Workforce Safety & Insurance Agency, until he retired in March 2009. Mr. Furness was elected to the Fargo City Commission in 1992, and served as the Mayor of the City of Fargo, ND from April 1994 to June 2006. He worked with the Greater North Dakota Association from 1992 through 1995.  In addition, he was employed by International Business Machines (IBM) (NYSE: IBM) for 30 years, including management positions in several locations. Mr. Furness served as a director for Bell State Bank & Trust of Fargo, ND (and as a member of their audit committee) for 24 years. He currently serves as a director for City of Fargo Renaissance Zone Authority, Ann Carlsen Center and Theodore Roosevelt Medora Foundation. Mr. Furness received a Bachelor of Science degree in Mathematics from Jamestown College and a Master’s degree in Mathematics from Montana State University.

Mr. Furness was nominated for election to the Board of Trustees because of his specific experience and expertise in governance, management and the computer industry and municipal experience; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on banking, business and real estate that benefit the Trust. Mr. Furness’ distinguished service to the City of Fargo, as Mayor, and State of North Dakota as Interim Chief Executive Officer of the North Dakota Workforce Safety & Insurance agency also provides many benefits to us and our Board of Trustees.

James R. Hansen has served as one of our trustees since May 2010. Mr. Hansen currently serves on our Executive Committee and our Nomination and Governance Committee. After serving in the U.S. Army, Mr. Hansen began his career in the automotive industry, where he was a partner of Hansen Automotive Group in Grand Forks until the business was sold in 2006. He is the owner and manager of Hansen Investments, Inc., which included an ABRA Body and Glass franchise since 2002 and an Avis Auto rental franchise since 1989. He was the owner and manager of Hansen Cycle and Marine, Inc., which sold and serviced Honda motorcycles and marine products, from 1989 to 2008; the owner and manager of Hansen Ford Lincoln Mercury, Inc., which sold and serviced new and used Ford Motor Company products, from 1954 to 2006; and partner in Auto Finance Super Center, Inc., which sold and financed used vehicles in Grand Forks, Fargo and Bismarck, ND, from 1986 to the present. He is also a partner in Northstar Telecom, Inc., which sells Verizon cellular telephones in Grand Forks and Fargo, ND and Thief River Falls, MN, from 2002 to the present. Mr. Hansen received a B.S. degree in Business Administration from the University of North Dakota.

Mr. Hansen was nominated for election to the Board of Trustees because of his specific experience and expertise in operating and managing numerous businesses in various industries; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on business and real estate that benefit us.

Tim Haugen has over 37 years of experience in corporate and business accounting, is a Certified Public Accountant and previously served as Vice President of Orthopedics and Sports Medicine for Sanford Health, Fargo, North Dakota.  From 1988 to 2010, Mr. Haugen served as Administrator for the clinic and surgery center divisions of Orthopedic Associates where he was responsible for all administrative duties, including accounting, marketing, human resources, contracting, planning, payroll and accounts payable.   Prior to his time with Orthopedic Associates, Mr. Haugen worked for St. Lukes Hospital, as a Budget and Cost Accountant and for the State of North Dakota as a Tax Auditor. Mr. Haugen currently serves on the board of the Hospice of the Red River Valley and has previously served on the board for Vision Services of North Dakota and Community Living Services. Mr. Haugen received a B.S. degree in Business Administration from the University of North Dakota.

Mr. Haugen was nominated for election to the Board of Trustees because of his specific experience and expertise in accounting functions and the medical industry; past and continuing contributions to us as an investor; and his knowledge, expertise and perspective on business, planning and construction, and financing that benefit us.

Timothy Hunt has served as one of our trustees since October 2003. Mr. Hunt currently serves as the Chair of our Audit Committee and as a member of our Executive Committee. Mr. Hunt has over 30 years of experience in healthcare administration. He recently retired as the Chief Executive Officer of Alexandria Clinic, PA, a 43‑physician clinic in Alexandria, MN. Throughout his career as a hospital and clinic CEO he has gained experience in the planning and construction of multiple healthcare facilities. He is a fellow in the American College of Healthcare Administrators, and a past Board member of the Minnesota Medical Group Management Association. Mr. Hunt also serves as the administrator of a large, corporate retirement plan, and has experience in the investment and management of personal real estate income properties. Mr. Hunt received a Master’s degree in Healthcare Administration from the University of Minnesota.

Mr. Hunt was nominated for election to the Board of Trustees because of his specific experience and expertise in executive management and healthcare administration; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on planning and construction of health care facilities that benefit us.

Michelle Korsmo has over 23 years of experience in executive management and consulting roles and currently serves as the Chief Executive Officer of the American Land Title Association, the national trade association for real estate settlement services and the land title industry.  Under her leadership, ALTA membership and revenue have seen greater than fifty percent growth.  The association has launched an industry standard for compliance management, successfully implemented changes mandated by the Dodd-Frank Act, and created a comprehensive marketing program to improve consumer understanding of the benefits of title insurance. From 2004 to 2008, Ms. Korsmo served as Executive Vice President for Americans for Prosperity Foundation which doubled in size during her tenure. Prior to her time with Americans for Prosperity Foundation, Ms. Korsmo served as deputy chief of staff at the U.S. Department of Labor where she managed Departmental agency heads, served as a member of the budget committee, exercised approval authority on Departmental action and developed an outreach program to the non-profit community.  From 1998 to 2001, Ms. Korsmo successfully built her own public advocacy and political consulting firm representing a consortium of organizations before the North Dakota Legislature. Ms. Korsmo also serves on the boards of MISMO, a standard setting organization for the mortgage industry, and the Bryce Harlow Foundation, a non-profit that promotes the important role of ethical lobbying in public policy creation.

Ms. Korsmo was nominated for election to the Board of Trustees because of her specific experience and expertise in executive leadership and title insurance, past and continuing contributions to us as an investor; and her general expertise and perspective on business, planning and real estate that benefit us.

Richard Savageau has served as one of our trustees since May 2009. He currently serves as Chair of the Nomination and Governance Committee and is a member of the Executive Committee. Previously, Mr. Savageau served in various positions with Caterpillar, Inc. (NYSE: CAT) — Butler Machinery Company: President from 1986 through 1998, Executive Vice President from 1981 to 1986, Vice President & CFO from 1979 to 1981, General Manager I & I Division from 1975 to 1977 and Finance Manager from 1970 to 1975. He also served as the Finance Manager for General Motors Acceptance Corporation (now known as Ally Financial, Inc.), a wholly-owned subsidiary of General Motors Corporation, from 1960 to 1965. From 1965 to 1970, he was a Sales Executive with A.H. Robins Pharmaceutical. Mr. Savageau has served and currently serves on several boards, including St. Johns Hospital Fargo, Hospice of the Red River Valley, Riverview Seniors Living Center, Grow Parochial Fund, Associated Equipment Dealers, F-M Credit Manager, St. Anthony’s Parish and School, Dean Real Estate. More recently, he has presided over several commercial and residential real estate developments. Mr. Savageau received a B.S. degree in Science and Mathematics from North Dakota State University, as well as a degree in Education from North Dakota State University. He also served in the U.S. Army in the Infantry Medical Corp.

Mr. Savageau was nominated for election to the Board of Trustees because of his specific experience and expertise in executive leadership, real estate development and accounting industry; past and continuing contributions to us as a Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us.

James S. Wieland has served as one of our trustees since June 2007. He currently serves on our Executive Committee and our Nomination and Governance Committee. Mr. Wieland also serves on the Board of Governors of Sterling Management, LLC, our Advisor, since January 2007, and is an owner of the Advisor, indirectly through Wieland Investments, of which Mr. Wieland is the general partner. Mr. Wieland has over 38 years of experience in property investment, management, brokerage and development. In March 1981, he co-founded the GOLDMARK companies with Kenneth Regan. Mr. Wieland is the Vice President and co-owner of GOLDMARK Property Management, Inc., one of our property managers, and is the President, Managing Partner and co-owner of GOLDMARK Commercial Real Estate, Inc. and Vice President and co-owner of GOLDMARK Development Corporation. During his service to the GOLDMARK companies, Mr. Wieland has been active in the acquisition, development, operation and management of multifamily and commercial real estate. Mr. Wieland currently serves and has served on various boards, including for Bell State Bank and

Trust, Dakota Renaissance Ventures, Space Age Technology, Jamestown Community Hospital, North Dakota State University Team Makers, NDSU College of Business, Cass County Electric Cooperative, Northern Capital Trust, Production Publications, Inc. and the Walton Bean Cooperative. Mr. Wieland received a B.S. degree in Business Economics and a Master’s degree in Agricultural Economics from North Dakota State University.

Mr. Wieland was nominated for election to the Board of Trustees because of his specific experience and expertise with multi-family properties, property management and the real estate industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us.

Lance R. Wolf has served as one of our trustees since May 2010. He currently serves as Chair of our Disclosure Committee and as a member of our Audit Committee. Currently, Mr. Wolf serves as the Executive Vice President and Director of Retail Banking of Gate City Bank since 2000, and chairs its Compliance Committee. Prior to that, he served in various positions with Gate City Bank or its affiliates: Senior Vice President and Director of Retail Banking at Gate City Federal Savings Bank from 1993 to 2000; Vice President of Gate City Federal Savings Bank from 1986 to 1993; Branch Coordinator from 1983 to 1993; and Branch Manager of Gate City Federal Savings Bank from 1979 to 1983. Mr. Wolf also serves on the Open Compliance Committee for the American Bankers Association. Mr. Wolf received a B.S. degree in physical education, biology and chemistry from North Dakota State University.

Mr. Wolf was nominated for election to the Board of Trustees because of his specific experience and expertise in regulatory compliance and the retail banking industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us. Wolf’s distinguished service on the Open Compliance Committee for the American Bankers Association also provides many benefits to us and our Board of Trustees.

PROPOSAL 2 –

RATIFICATION OF THE APPOINTMENT OF

BAKER TILLY VIRCHOW KRAUSE, LLP

AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) to serve as our independent registered public accounting firm for the year ending December 31, 2017, subject to ratification by our shareholders.  Baker Tilly audited our consolidated financial statements for the current fiscal years ending December 31, 2016, December 31, 2015, December 31, 2014 and December 31, 2013.

Our shareholders are asked to act upon a proposal to ratify the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2017.

A representative of Baker Tilly is expected to be present at the annual meeting, by telephone, and will have an opportunity to make a statement if he or she so desires.  The Baker Tilly representative will also be available to respond to appropriate questions from shareholders.

Audit and Non‑Audit Fees

The following table summarizes the fees we were billed for audit and non‑audit services provided by Baker Tilly for the fiscal years 2015 and 2016:

	2015	2016
Audit Fees	$142,000	$199,888
Audit-Related Fees (review of registration statements and other SEC filings)	$0	$0
Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	$71,000	$94,725
All Other Fees	$0	$0
Total Fees	$213,000	$294,613

None of the services described above were approved pursuant to the exception provided in Rule 2‑01(c)(7)(i)(C) of Regulation S‑X promulgated by the SEC.

Pre‑Approval Policies and Procedures

The Audit Committee has a policy for the pre‑approval of audit services, requiring its prior approval for all audit and non‑audit services provided by our independent registered public accounting firm.  Our independent registered public accounting firm may not provide certain prohibited services.  The Audit Committee’s prior approval must be obtained before the scope or cost of pre‑approved services is increased.

Consistent with these policies and procedures, the Audit Committee approved all the services rendered by Baker Tilly during fiscal years 2015 and 2016, as described above.

Vote Required

Approval of the ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017 will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Recommendation of Our Board of Trustees

Our Board of Trustees recommends a vote FOR ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent we specifically incorporate it by reference into such filing.

The Audit Committee oversees our financial reporting process on behalf of our Board of Trustees.  The committee is currently comprised of four trustees.  The committee is governed by our Audit Committee charter.  All Audit Committee members are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and “independent,” as that term is defined in Section 10A of the Exchange Act.  Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls.  In fulfilling its responsibilities, the committee reviewed the financial statements in the quarterly reports on Form 10‑Q and the Annual Report on Form 10‑K with management, including a discussion of the quality and acceptability of our financial reporting and controls.

The committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of our financial reporting and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, including the matters in the registered public accounting firm’s written disclosures and the letter required by the applicable requirements of the PCAOB.  Furthermore, the committee has considered whether the provision of non‑audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2016, was compatible with maintaining their independence.

The committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit.  The committee met with members of the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to our Board of Trustees the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 for filing with the SEC.  The committee has appointed Baker Tilly Virchow Krause, LLP to serve as our principal independent public accountants for the year ending December 31, 2017.

Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  Our independent registered public accounting firm is responsible for auditing those financial statements.  The committee’s responsibility is to monitor and review these processes.  It is not the committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.  The members of the committee may not be, and, except for our Audit Committee financial expert, do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, the committee has relied, without independent verification, on management’s representation the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on our financial statements.  The committee’s oversight does not provide it with an independent basis to determine management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the committee’s considerations and discussions with management and the independent registered public accounting firm do not assure our financial statements are presented in accordance with generally accepted accounting principles, the audit of our financial statements has been carried out in accordance with U.S. generally accepted auditing standards or our independent accountants are in fact “independent.”

In addition to the responsibilities discussed in the preceding paragraphs, the committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues.  The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.  The committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle‑blower information regarding questionable accounting or auditing matters.

The committee is pleased to submit this report to the shareholders with regard to the above matters.

Timothy Hunt, Chairman

Clifford Fearing

Timothy Haugen

Lance R. Wolf

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR 2018 ANNUAL MEETING

Pursuant to the applicable rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and our Amended and Restated Bylaws, a shareholder may nominate individuals for election to the Board of Trustees or present a shareholder proposal for consideration at the 2018 annual meeting as well as inclusion in our 2018 proxy statement.  Shareholder nominations and proposals may be made only by a person who was a shareholder of record both at the time of giving written notice and at the time of the 2018 annual meeting, who is entitled to vote at the 2017 annual meeting and who has complied with all applicable requirements of Rule 14a‑8 promulgated under the Exchange Act and with the requirements of Article II, Section 11(a) of our Amended and Restated Bylaws.

A shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2018 annual meeting must deliver the notice specified under Article II, Section 11(a) of our Amended and Restated Bylaws.  To be timely, a shareholder’s notice of the shareholder proposal or nominee must be in writing and received by our Secretary at our principal executive office no earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the 2017 annual meeting.  However, if the date of the 2018 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 annual meeting, timely notice must be received no earlier than the 150th day prior to the date of the 2018 annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the 2018 annual meeting or the tenth day after a public announcement of the date of the 2017 annual meeting is first made.  A public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

Provided the date of the 2018 annual meeting of shareholders is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 annual meeting, a shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2018 annual meeting must deliver the notice specified between December 31, 2017 and January 30, 2018.  Any notice should be mailed to: Brittaney van der Hagen, Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.

Shareholders interested in submitting such a proposal or making a nomination are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable requirements in our Amended and Restated Bylaws.  Please see “Corporate Governance, Board of Directors and Committees - Shareholder Nominations” for more information on shareholder nominations.

The form of proxy and this proxy statement have been approved by our Board of Trustees and are being mailed and delivered to shareholders by its authority.

/s/ Kenneth P. Regan
Kenneth P. Regan
Chief Executive Officer

Fargo, North Dakota

May 1, 2017

PROXY

FOR THE STERLING REAL ESTATE TRUST ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD JUNE 20, 2017

This Proxy is solicited on behalf of the Board of Trustees of Sterling Real Estate Trust (“Sterling”).

The undersigned, revoking all prior proxies, hereby appoints Joel S. Thomsen and Angie D. Stock, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all common shares of Sterling of record in the name of the undersigned at the close of business on April 17, 2017 at the 2017 Annual Meeting of Shareholders to be held on Tuesday, June 20, 2017 at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below. I authorize the proxy to vote as his/her discretion may dictate on the transaction of such other business as may properly come before the 2017 Annual Meeting of Shareholders or any adjournment or postponements thereof.

Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Proposal No. 1:

The Board of Trustees recommends you vote “For” the following trustee nominees.

Election of the following to the Board of Trustees until the next annual meeting and until their successors are duly elected and qualified:

01) Bruce W. Furness	For ______	Withhold______

02) James R. Hansen	For ______	Withhold ______

03) Timothy L. Haugen	For ______	Withhold ______

04) Timothy A. Hunt	For ______	Withhold ______

05) Michelle Korsmo	For ______	Withhold ______

06) Kenneth P. Regan	For ______	Withhold ______

07) Richard Savageau	For ______	Withhold ______

08) James S. Wieland	For ______	Withhold ______

09) Lance R. Wolf	For ______	Withhold ______

Proposal No. 2:

To ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2017.

_____For	_____Against	____Abstain

When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owner should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Print Name of Shareholder	Number of Shares

Signature of Shareholder	Date

Signature of Joint Owner (if any)	Date

MMMMMMMMMMMM . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Trustees recommends a vote FOR all the nominees listed and FOR Proposal 2. Proposal No. 1: Election of the following to the Board of Trustees until the next annual meeting and until their successors are duly elected and qualified: + For Withhold For Withhold For Withhold 01 - Bruce W. Furness 02 - James R. Hansen 03 - Timothy Haugen 04 - Timothy Hunt 05 - Michelle Korsmo 06 - Kenneth P. Regan 07 - Richard Savageau 08 - James S. Wieland 09 - Lance R. Wolf ForAgainst Abstain Proposal No. 2: To ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2017. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owner should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 3 0 4 0 2 2 02LFLB MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — STERLING MULTIFAMILY TRUST FOR THE STERLING MULTIFAMILY TRUST ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2017 This Proxy is solicited on behalf of the Board of Trustees of Sterling Multifamily Trust The undersigned, revoking all prior proxies, hereby appoints Joel S. Thomsen and Angie D. Stock, or either of them, as proxy or proxies with full power of substitution and revocation, to vote all common shares of Sterling of record in the name of the undersigned at the close of business on April 17, 2017 at the Annual Meeting of Shareholders to be held on Tuesday, June 20, 2017 at 6 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below. I authorize the proxy to vote as his or her discretion may dictate on the transaction of such other business as may properly come before the 2017 Annual Meeting of Shareholders or any adjournment or postponements thereof. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE